Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Michael Carlotti	Media Contact: Mike Trask
Vice President of Treasury and Investor Relations	Sr. Manager of Corporate Communications
(702) 532-7995	(702) 532-7451
MCarlotti@ballytech.com	MTrask@ballytech.com

BALLY STOCKHOLDERS APPROVE MERGER AGREEMENT WITH SCIENTIFIC GAMES

LAS VEGAS, November 19, 2014 – Bally Technologies, Inc. (NYSE: BYI) (“Bally” or the “Company”), announced today that at a special stockholders’ meeting held yesterday, Bally stockholders approved the previously announced Agreement and Plan of Merger, dated as of August 1, 2014 (the “Merger Agreement”), by and among the Company, Scientific Games Corporation,  a Delaware corporation (“Scientific Games”), Scientific Games Nevada, Inc., a Nevada corporation and a wholly owned subsidiary of Scientific Games (“Merger Sub”), and Scientific Games International, Inc., a Delaware corporation and a wholly owned subsidiary of Scientific Games (“Financing Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Scientific Games.

More than 99.61% of the votes represented and cast at the meeting, or approximately 76.97% of the total outstanding common stock eligible to vote as of the October 20, 2014 record date, were voted in favor of the approval of the Merger Agreement. Stockholders also approved the non-binding advisory proposal regarding Merger-related compensation with a vote of more than 65.83% of the votes represented and cast at the meeting.

Approval of the Merger Agreement by Bally’s stockholders satisfies one of the conditions required to close the Merger. The transaction is still subject to obtaining certain required regulatory approvals and certain other customary closing conditions.

FORWARD-LOOKING STATEMENTS

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect.  Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors:  (1) the risk that the conditions to the closing of the Merger are not satisfied (including the risk that regulatory approvals required for the Merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the Merger; (3) uncertainties as to the timing of the consummation of the Merger and the ability of each of the Company and Scientific Games to consummate the Merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed Merger; (7) unexpected costs, charges or expenses resulting from the Merger; (8) the failure by Scientific Games to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the Merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K for the year ended June 30, 2014 and our more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”) including the Form 10-Q for the fiscal quarter ended September 30, 2014. The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.